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                                                                   EXHIBIT 10.19



                                    AGREEMENT

          This Agreement is entered into as of the 7 day of June 1999 by and among Let's Talk Cellular & Wireless, Inc., a Florida corporation ("LTC"), H.I.G Capital LLC ("H.I.G."), the Lenders who are signatories hereto, and The Chase Manhattan Bank as agent for the Lenders ("Agent").

          WHEREAS, LTC wishes to sell $2,000,582.00 face amount of accounts receivable as more fully described on Schedule A hereto (the "Receivables") to H.I.G. pursuant to the provisions of the Assignment of Accounts Receivable, a copy of which is attached to this Agreement as Exhibit A (the "Assignment"); and

          WHEREAS, the sale of the Receivables is prohibited under the terms of the Loan and Security Agreement dated as of April 2, 1998 between LTC, its Subsidiaries, Agent and Lenders named therein (as same has been amended from time to time, the "Credit Agreement") and the Other Documents, as defined in the Credit Agreement (collectively, the "Credit Documents"); and

          WHEREAS, LTC has requested Agent and Lenders consent to the sale of the Receivables to H.I.G. pursuant to the Assignment and Agent and Lenders are willing to give such consent on the terms and conditions set forth herein.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Capitalized terms used but not defined in this Agreement shall have the meanings attributable to them in the Credit Documents.

          2. Subject to the satisfaction of the conditions set forth herein, the Lenders hereby consent to LTC's sale of the Receivables to H.I.G. pursuant to the provisions of the Assignment, notwithstanding any provisions of the Credit Documents that would otherwise prohibit such sale and agrees that such sale shall not constitute a "Default" or "Event of Default" as such terms are defined in the Credit Documents.

          3. LTC hereby directs H.I.G. to remit payment of the purchase price of the Receivables due pursuant to the Assignment to Agent by wire transfer to Agent at ABA No. 021000021, Account No. 801900468, Ref: Let's Talk Cellular and authorizes Agent to accept such purchase price on its behalf and, notwithstanding the provisions of Section 2.10 of the Credit Agreement, immediately reduce the outstanding Revolving Advances under the Credit Documents to the extent of such payment without reduction to the Maximum Revolving Advance Amount, subject to Borrowers' (as defined in the Credit Agreement) ability to reborrow Revolving, Advances in accordance with the terms of the Credit Agreement. Upon receiving such payment, Agent shall be deemed to have released its Lien in the Receivables. Promptly following such receipt, Agent shall execute and deliver to H.I.G. a UCC-3 financing statement evidencing such release of Lien. Notwithstanding the foregoing, if at any time in the future H.I.G. shall voluntarily or involuntarily, pursuant to order of a Bankruptcy Court or otherwise, transfer the Receivables or part thereof back to LTC, Agent's Lien in such Receivables shall automatically reinstate as a first priority Lien therein, as if such Lien had not been released hereunder, and LTC shall, immediately upon being requested to do so by Agent, execute and






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 deliver all such UCC-1 financing statements as Agent shall request to properly perfect Agent's reinstated Lien therein.

          4. Agent agrees that until it has received written notice that H.I.G. is no longer the owner of the Receivables, any collections of the Receivables which are paid into a Blocked Account under the Credit Agreement and remitted to Agent from such Blocked Account bank shall be promptly paid over to H.I.G. by wire transfer to Account No. 0798007295237 at Suntrust Miami, N.A. in the amounts and at the times Agent is directed to do so by LTC in writing.

          5. By entering into this Agreement, neither Agent nor Lenders (i) waive any Defaults or Events of Default that may now or hereafter exist under the Credit Documents and reserve all of their rights in respect thereof or (li) agree to any amendment or modification of the Credit Documents except as specifically stated in this Agreement.

          6. To induce Agent and Lenders to enter into this Agreement, each of LTC and H.I.G. (each a "Representor") hereby severally represents and warrants to Agent and Lenders, which representations and warranties shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, as follows:

                   (a) This Agreement and the Assignment have been duly authorized by all necessary action of the Board of Directors of each Representor;

                   (b) This Agreement and the Assignment have been duly executed and delivered by each Representor and constitute the valid and binding obligations of each Representor, enforceable against the Representor in accordance with their respective terms;

                   (c) Neither the execution and delivery of this Agreement or the Assignment by the Representor, nor the performance by the Representor of its obligations thereunder, constitutes, or will constitute with the passage of time or the giving of notice or both, a default under or violation of (i) the articles of incorporation or bylaws of Representor, (ii) any law, order, writ, injunction or decree of any court or governmental authority, or (iii) any agreement or instrument to which the Representor is a party or is bound; and

                   (d) H.I.G. is paying fair equivalent value to LTC for the purchase of the Receivables pursuant to the Assignment.

          7. This Agreement is governed by the internal laws of the State of New York.

          8. This Agreement may be executed by each of the parties hereto in separate counterparts, with all such counterparts together constituting one and the same agreement of the parties hereto,


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          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                   LET'S TALK CELLULAR & WIRELESS, INC.,
                                   a Florida corporation

                                   By: /s/ Daniel Cammarata
                                      ---------------------------------

                                   H.I.G. CAPITAL LLC

                                   By: /s/ Anthony Tamer
                                      ---------------------------------

                                   THE CHASE MANHATTAN BANK, as Agent and a
                                   Lender

                                   By: /s/ Paula C. Cummings
                                      ---------------------------------
                                      Paula C. Cummings
                                      Vice President


                                   NATIONSBANK, N.A., as a Lender

                                   By: /s/ Oscar A. Bruni, Jr.
                                      ---------------------------------


                                   IBJ WHITEHALL BANK & TRUST COMPANY


                                   By: /s/ Patricia G. McCormack
                                      ---------------------------------


                                   MERRILL LYNCH BUSINESS FINANCIAL SERVICES


                                   By: /s/ Hugh E. Johnson
                                      ---------------------------------






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